                                                                   EXHIBIT 21

                        SUBSIDIARIES OF RYKOFF-SEXTON, INC.


1. John Sexton & Co., a Delaware corporation. John Sexton & Co. either has done business or presently does business under the following names:
      "White River Canning Co.," Burbank-Douglas," Continental Foods, Inc.," "Continental Foods" and "Continental Foods, Inc., a division of Rykoff-Sexton, Inc."

2.    Rykoff-Sexton Funding Corporation, a Nevada corporation.

3.    US Foodservice Inc., a Delaware corporation.

4.    WS Holdings Corporation, a Delaware corporation.

5. White Swan, Inc., a Delaware corporation. White Swan, Inc. either has done business or presently does business under the following names:
      "Standard Food Service," "Watson Food Service," "Wm. E. Davis & Sons," "Restaurant Food Supply," "RFS," "US Foodservice - Austin Division,"
      "US Foodservice - Davis Division," "US Foodservice - Dallas Division," "US Foodservice - Standard Division," "US Foodservice - Lubbock Division," "US Foodservice - Ohio and "US Foodservice - Watson Division."

6. Mom's Produce & Food, Inc., a Texas corporation. Mom's Produce & Food, Inc. either has done business or presently does business under the name "Mom's."

7.    BRB Holdings, Inc., a Delaware corporation.

8. Biggers Brothers, Inc., a Delaware corporation. Biggers Brothers, Inc. either has done business or presently does business under the following names: "BBI" and "US Foodservice - Biggers Division."

9. King's Foodservice, Inc., a Kentucky corporation. King's Foodservice, Inc. either has done business or presently does business under the name "US Foodservice - King's Division."

10. US Foodservice of Atlanta, Inc., a Delaware corporation. US Foodservice of Atlanta, Inc. either has done business or presently does business under the name "Goode."

11. Roanoke Restaurant Service, Inc., a Virginia corporation. Roanoke Restaurant Service, Inc. either has done business or presently does business under the following names: "RRS" and "US Foodservice - Roanoke Division."

12. F. H. Bevevino & Company, Inc., a Pennsylvania corporation. F. H. Beveino & Company, Inc. either has done business or presently does business under the following names: "Bevaco Food Service," "MPS," "Midwest Packer Sales," "US Foodservice - Bevaco Division,"
      "Bevaco," "EMBCO" and "E.M. Bartikowsky."

13. US Foodservice of Florida, Inc., a Delaware corporation. US Foodservice of Florida, Inc. either has done business or presently does business under the following names: "CP," "Daniel's," "US Foodservice -
      Riviera Beach Division," "US Foodservice - Orlando Division,"
      "US Foodservice - Ft. Myers Division" and "US Foodservice - Daniel's Division."

14.   USFAR Inc., a Nevada corporation.

15.   USFTM , Inc., a Delaware corporation.